                                                                     Exhibit 8.1


                 [Letterhead of Cahill Gordon & Reindel]





                                             March 29, 1999









Trans World Entertainment Corporation
39 Corporate Circle
Albany, NY  12203

Ladies and Gentlemen:

                  You have requested our opinion as to whether the proposed merger (the "Merger") of CAQ Corporation ("Subco"), a Delaware corporation that is a direct, wholly-owned subsidiary of Trans World Entertainment Corporation, a New York corporation ("Parent"), with and into Camelot Music Holdings, Inc., a Delaware corporation (the "Company"), will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Any capitalized terms not defined herein have the meaning ascribed to them in the Agreement and Plan of Merger by and among Parent, Subco and the Company dated as of October 26, 1998 (such agreement, including all schedules and exhibits thereto, hereinafter referred to as the "Merger Agreement").

                  In rendering this opinion, we have relied, with your consent, upon the following assumptions:

                  (1) The representations and undertakings set forth in the Merger Agreement, the Registration Statement and the Joint Proxy Statement included therein that were filed with the Securities and Exchange Commission by Parent and Company on March 29, 1999 in connection with the Merger and the certificate attached hereto as Ex-hibit A, and Exhibit B, are true, accurate and complete, in each case without regard to any qualification as to knowledge and belief, or as to materiality; and

                  (2) The Merger will be consummated in accordance with the Merger Agreement.

                  This opinion is based upon existing laws, regulations, Internal Revenue Service positions, and judicial decisions, in each case as in effect on the date hereof, and any of which may be changed at any time, possibly with retroactive effect. We assume no obligation to modify or supplement our opinion if, after the date hereof, any such laws, regulations, positions, or decisions change or we become aware of any facts that might change our opinion.

                  Based on and subject to the foregoing assumptions, we are of the opinion that, for federal income tax purposes:

                  a) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; and

                  b) no gain or loss will be recognized by a Company Stockholder upon the conversion of its shares of Company Common Stock into Parent Shares pursuant to the Merger, except with respect to any cash received in lieu of fractional Parent Shares.

                  We hereby consent to the use of our name and the making of statements with respect to us under the caption "THE MERGER -- Federal Income Tax Consequences of the Merger" in the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,

                                              /s/ Cahill Gordon & Reindel

                                                                    Exhibit A


                                 CERTIFICATE OF
                      TRANS WORLD ENTERTAINMENT CORPORATION


                  In connection with the opinions to be delivered by Cahill Gordon & Reindel and Cleary, Gottlieb, Steen & Hamilton concerning certain U.S. federal income tax consequences of the merger (the "Merger") of CAQ Corporation, a Delaware corporation ("Subco") that is a direct, wholly-owned subsidiary of Trans World Entertainment Corporation, a New York corporation ("Parent"), with and into Camelot Music Holdings, Inc., a Delaware corporation ("Company"), pursuant to the Agreement and Plan of Merger by and among Parent, Subco and Company, dated as of October 26, 1998 (such agreement, including all exhibits and schedules thereto, hereinafter referred to as the "Merger Agreement"); capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Merger Agreement; and recognizing that Cahill Gordon & Reindel and Cleary, Gottlieb, Steen & Hamilton will rely on this Certificate in delivering said opinions, the undersigned officer of Parent hereby represents on behalf of Parent that to the best knowledge and belief of such officer, after due inquiry and investigation, the facts relating to the Merger, as such facts are set forth in the Merger Agreement, the Registration Statement, the Joint Proxy Statement and the Parent SEC Reports, and insofar as such facts pertain to Parent and Subco, are true, correct and complete.

                  For purposes of this Certificate, "control" of a corporation means the direct ownership of stock of such corporation possessing at least 80% of the total combined voting power of all classes of stock of such corporation entitled to vote and at least 80% of the total number of shares of each other class of such corporation's stock.

                  The undersigned further represents on behalf of Parent, to the best knowledge and belief of the undersigned, after due inquiry and investigation, the following:

                  (1) The fair market value of the Parent Shares and cash in lieu of fractional Parent Shares received by each Company stockholder will be approximately equal to the fair market value of the shares of Company Common Stock surrendered in the Merger.

                  (2) Following the Merger, Company will hold at least 90 percent of the fair market value of Subco's net assets and at least 70 percent of the fair market value of Subco's gross assets held immediately prior to the Merger. For purposes of this representation, assets transferred from Parent to Subco in pursuance of the plan of reorganization will not be included as assets of Subco immediately prior to the Merger.

                  (3) Prior to the Merger, Parent will be in control of Subco.

                  (4) Parent has no plan or intention to cause or permit Company to issue additional shares of Company stock that would result in Parent losing control of Company.

                  (5) Following the Merger, neither Parent nor any person related to Parent within the meaning of Treas. Reg. Sections 1.368-1(e)(3), (e)(4) and (e)(5) will purchase, redeem or otherwise reacquire any of the Parent Shares issued in the Merger, other than through a general stock repurchase program, provided that such stock repurchase program was not created or modified in contemplation of the Merger or otherwise as a part of a plan of which the Merger is a part.

                  (6) Parent has no plan or intention to liquidate Company, to merge Company with or into another corporation, to sell or otherwise dispose of (whether by dividend distribution or otherwise) the stock of Company, except for transfers and successive transfers of all or part of the stock of Company to one or more corporations controlled in each case by the transferor corporation, or to cause, suffer or permit Company to sell or otherwise dispose of (whether by dividend distribution or otherwise) any of its assets or any assets acquired from Subco, except for dispositions made in the ordinary course of business or transfers and successive transfers of all or part of the assets of Company to one or more corporations controlled in each case by the transferor corporation.

                  (7) Subco is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Effective Time has had assets (other than nominal assets contributed upon the formation of Subco, which assets will be held by Company following the Merger) or business operations. Subco will have no liabilities assumed by Company, and will not transfer to Company in the Merger any assets subject to liabilities.

                  (8) Following the Merger, no dividends or distributions will be made to former Company stockholders by Parent other than regular, normal dividends or distributions made to all holders of Parent capital stock.

                  (9) Following the Merger, Company will continue its historic business, or will use a significant portion of its historic business assets in a business.

                  (10) Parent and its affiliates have paid and/or will pay their respective expenses, if any, incurred in connection with the Merger, and, except as provided in Section 5.09 of the Merger Agreement, have not paid or assumed and will not pay or assume any expense or other liability of the Company. Further, no expenses or other liabilities of the Company stockholders have been paid or assumed or will be paid or assumed by Parent or any of its affiliates, nor will any Company Common Stock acquired in the Merger be subject to any liabilities.

                  (11) There is no intercorporate indebtedness existing between Company and Subco or between Company and Parent other than accounts receivable or accounts payable that were not issued or acquired, and that will not be settled, at a discount.

                  (12) The payment of cash in lieu of fractional Parent Shares will be solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional Parent Shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Company stockholders in lieu of fractional Parent Shares will not exceed one percent of the total consideration that will be issued in the Merger to Company stockholders in exchange for their shares of Company Common Stock. The fractional Parent Shares of each Company stockholder will be aggregated, and no Company stockholder will receive cash in an amount equal to or greater than the value of one full Parent Share.

                  (13) In the Merger, shares of Company Common Stock representing control of Company will be exchanged solely for Parent Shares. For purposes of this representation, shares of Company Common Stock exchanged or redeemed for cash or other property originating with Parent or any person related to Parent within the meaning of Treas. Reg. Sections 1.368-1(e)(3), (e)(4) and

                           (e)(5) will be treated as outstanding Company Common Stock on the date of the Merger.

                  (14) None of the Parent Shares received in the Merger by any stockholder of Company has been or will be separate consideration for, or allocable to, past or future services or any employment agreement. None of the compensation to be paid by Company or any of its affiliates to any stockholder of Company employed by Company or any of its affiliates will be separate consideration for, or allocable to, such stockholder's shares of Company Common Stock, and such compensation will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                  (15) None of Parent, Subco or any person related to Parent within the meaning of Treas. Reg. Sections 1.368-1(e)(3), (e)(4) and (e)(5) beneficially owns, or has owned within the past five years, any shares of Company stock, any options, warrants or other rights to acquire Company stock, or any securities convertible into Company stock.

                  (16) Neither Parent nor Subco is an investment company, as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

                  (17) None of Parent, Subco, or the Company will take any position in any Federal, state, local or foreign income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination"
                           (as defined in Section 1313(a)(1) of the Code) or by applicable federal, state, local or foreign tax law.

                  (18) The facts relating to the Merger, as described in the Merger Agreement and the Parent SEC Reports and related materials distributed to Company Shareholders and holders of options to acquire Company stock, insofar as such facts pertain to Parent and Subco, are true, correct and complete in all material respects.

                  (19) No shareholder of Parent will dissent to the Merger.

                  (20) Except as disclosed in the Joint Proxy Statement, the Merger Agreement represents the full and complete agreement among Parent, Subco and Company regarding the Merger, and there are no other written or oral agreements regarding the Merger.

                  (21)     No stock of Subco will be issued in the Merger.

                  I understand that Cahill Gordon & Reindel as counsel for Parent and Subco and Cleary, Gottlieb, Steen & Hamilton as counsel for Company will relay on this certificate in rendering their respective opinions concerning certain U.S. federal income tax consequences of the Merger and hereby commit to inform them if, for any reason, any of the foregoing representations becomes untrue, incorrect or incomplete at or prior to the Effective Time.


                  IN WITNESS WHEREOF, I have signed this Certificate on this 29th day of March, 1999.

                                           TRANS WORLD ENTERTAINMENT
                                                CORPORATION



                                           By: /s/ John J. Sullivan
                                              --------------------------------
                                              Name: John J. Sullivan
                                              Title: SVP/CFO

                                                                      Exhibit B

                                 CERTIFICATE OF
                           CAMELOT MUSIC HOLDINGS, INC.

            In connection with the opinions to be delivered by Cahill Gordon & Reindel and Cleary, Gottlieb, Steen & Hamilton concerning certain U.S. federal income tax consequences of the merger (the "Merger") of CAQ Corporation, a Delaware corporation ("Subco") that is a direct, wholly-owned subsidiary of Trans World Entertainment Corporation, a New York corporation ("Parent"), with and into Camelot Music Holdings, Inc., a Delaware corporation ("Company"), pursuant to the Agreement and Plan of Merger by and among Parent, Subco and Company, dated as of October 26, 1998 (such agreement, including all exhibits and schedules thereto, hereinafter referred to as the "Merger Agreement"); capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Merger Agreement; and recognizing that Cahill Gordon & Reindel and Cleary, Gottlieb, Steen & Hamilton will rely on this Certificate in delivering said opinions, the undersigned officer of the Company hereby represents on behalf of the Company that to the best knowledge and belief of such officer, after due inquiry and investigation, the facts relating to the Merger, as such facts are set forth in the Merger Agreement, the Registration Statement and the Joint Proxy Statement and insofar as such facts pertain to the Company, are true, correct and complete.

            For purposes of this Certificate, "control" of a corporation means the direct ownership of stock of such corporation possessing at least 80% of the total combined voting power of all classes of stock of such corporation entitled to vote and at least 80% of the total number of shares of each other class of such corporation's stock.

            The undersigned further represents on behalf of the Company, to the best knowledge and belief of the undersigned, after due inquiry and investigation, the following:

    (1) The fair market value of the Parent Shares and cash in lieu of fractional Parent Shares received by each Company Stockholder will be approximately equal to the fair market value of the shares of Company Common Stock surrendered in the Merger.

    (2) Neither the Company nor any person related to the Company within the meaning of Treas. Reg. Sections 1.368-1(e)(3), (e)(4) and
            (e)(5) has purchased, redeemed,
            or otherwise acquired, or made any extraordinary distributions (as defined in Treas. Reg. Section 1.368-1T(e)(1)(ii)(A)) with respect to, any shares of Company Common Stock prior to or in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part. For purposes of this representation, Company Common Stock acquired in the ordinary course of business in connection with a general stock repurchase program in existence on the date hereof shall not be treated as an acquisition in contemplation of the Merger or otherwise as part of a plan of which the Merger is a part, provided that such stock repurchase program was not created or modified in contemplation of the Merger or otherwise as a part of a plan of which the Merger is a part.

    (3) Other than the Company Common Stock, the Company does not currently have outstanding, and at no point during the past 12 months has had outstanding any indebtedness, options, warrants, or other debt or equity securities that have been or will be treated as stock for U.S. federal income tax purposes.

    (4) The payment of cash in lieu of fractional Parent Shares will be solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional Parent Shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Company stockholders in lieu of fractional Parent Shares will not exceed one percent of the total consideration that will be issued in the Merger to Company stockholders in exchange for their shares of Company Common Stock. The fractional Parent Shares of each Company stockholder will be aggregated, and no Company stockholder will receive cash in an amount equal to or greater than the value of one full Parent Share.

    (5) Following the Merger, Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Company to dissenters, amounts paid by Company to stockholders who receive cash or other property in the Merger, amounts used by Company to pay reorganization expenses, and all redemptions and dis-tributions (except for regular, normal dividends) made by Company will be included as assets of Company immediately prior to the Merger.

    (6) Prior to the Merger, no assets of the Company have been sold, transferred or otherwise disposed of which would prevent the Company from continuing its historic business or from using a significant portion of its historic business assets in a business following the Merger.

    (7) Company and the stockholders of Company have paid and will pay their respective expenses, if any, incurred in connection with the Merger. Company has not paid or assumed and will not pay or assume any expense or other liability, whether fixed or contingent, of any Company Stockholder. Neither Parent nor any of its affiliates has paid or assumed or will pay or assume any expense or other liability of any Company stockholder or, except as provided in Section 5.09 of the Merger Agreement, any expense or other liability of Company. No shares of Company Common Stock acquired in the Merger will be subject to any liabilities.

    (8) There is no indebtedness between Company and Subco, or between Company and Parent, other than certain accounts receivable and accounts payable that were not issued or acquired at a discount or that will be settled at a discount.

    (9) In the Merger, shares of Company Common Stock representing control of Company will be exchanged solely for Parent Shares. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property originating with Parent or any person related to Parent within the meaning of Treas. Reg. Sections 1.368-1(e)(3), (e)(4) and (e)(5) will be treated as outstanding Company Common Stock on the date of the Merger.

    (10) At the Effective Time, Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect Parent's acquisition or retention of control of Company.

    (11) None of the Parent Shares received in the Merger by any stockholder of Company has been or will be separate consideration for, or allocable to, past or future services or any employment agreement. None of the compensation paid, or to be paid under any agreement or arrangement in effect on the date hereof, by Company or any of its affiliates to any stockholder of Company employed by Company or any of its affiliates will be separate consideration for, or allocable to, such stockholder's shares of Company stock, and such compensation has been or will be for services actually rendered in the ordinary course of his or her employment and has been or will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

    (12) Company is not an investment company, as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

    (13) On the date of the Merger, the fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

    (14) Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code, although the United States Bankruptcy Court for the District of Delaware retains jurisdiction over Company with respect to matters relating to its joint plan of reorganization.

    (15) Except as disclosed in the Joint Proxy Statement, the Merger Agreement represents the full and complete agreement among Parent, Subco, and Company regarding the Merger, and there are no other written or oral agreements regarding the Merger.

    (16) Company will not take any position in any Federal, state, local or foreign income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of
            Section 368(a) of the code unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the code) or by applicable federal, state local or foreign tax law.

            I understand that Cahill Gordon & Reindel as counsel for Parent and Subco and Cleary, Gottlieb, Steen & Hamilton as counsel for Company will rely on this certificate in rendering their respective opinions concerning certain U.S. federal income tax consequences of the Merger and hereby commit to inform them if, for any reason, any of the foregoing representations becomes untrue, incorrect or incomplete at or prior to the Effective Time.

            IN WITNESS WHEREOF, I have signed this Certificate on this 29th day of March, 1999.


                                        CAMELOT MUSIC HOLDINGS, INC.


                                        By: /s/ Jack K. Rogers
                                           -------------------------------
                                           Name: Jack K. Rogers
                                           Title: President and COO